20406090
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 2

CERTIFICATE OF INCORPORATION

– 406090 ALBERTA INC. –
Name of Corporation

I HEREBY CERTIFY THAT THE ABOVE-MENTIONED CORPORATION, THE ARTICLES OF INCORPORATION OF WHICH ARE ATTACHED, WAS INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT OF THE PROVINCE OF ALBERTA.

Registrar of Corporations

July 24, 1989
Date of Incorporation

BUSINESS CORPORATIONS ACT (SECTION •)	FORM 1

ARTICLES OF INCORPORATION
1. NAME OF CORPORATION.
406090 ALBERTA INC.	20406090
2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.
Unlimited number of Class "A" Common voting shares without nominal or par value; Unlimited number of Class "B" Common non-voting shares without nominal or par value;
all subject to the rights, privileges, restrictions and conditions as contained in Schedule "A" attached hereto.
3. RESTRICTIONS IF ANY ON SHARE TRANSFERS.
No shares in the capital of the Corporation shall be transferred to any person without the approval of the Board of Directors.
4. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.
Minimum - One (1) Maximum - Fifteen (15)
5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.
No restrictions.
6. OTHER PROVISIONS IF ANY.
See Schedule "B" Attached hereto
7. DATE: July 19, 1989

INCORPORATORS NAMES:	ADDRESS (INCLUDE POSTAL CODE)	SIGNATURE
Denis A. Hickey	1900, 736 - 6th Avenue S.W. Calgary. Alberta T2P 3W1

FOR DEPARTMENTAL USE ONLY
CORPORATE ACCESS NO. CCA.06.101 (REV. 1/85)	INCORPORATION DATE

SCHEDULE "A"

1. The Class, "A" and Class "B" Common shares shall respectively carry and be subject to the following rights, privileges, restrictions and conditions, namely:

(a) The holders, of the Class "A" Common shares shall be entitled to one (1) vote in respect of each such Class "A" Common share held at all meetings of the shareholders of the Corporation;

(b) Subject to the right to vote at a meeting of the holders of Class "B" Common-shares, the holders of the Class "B".  Common shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation, and shall not be entitled to vote at any such meeting;

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation (except payment of dividends) among shareholders for the -purpose of winding up its affairs, the holders of the Class "A" and Class "B" Common shares shall rank equally in the distribution of all or any part of the property and assets of the Corporation, which property and assets shall be distributed to the holders of Common shares pro rata to the number of Common shares issued and outstanding on the date of such distribution;

(d) The holders of Class "A" and Class "B" Common shares need not rank equally or be treated equally in the declaration or payment of dividends and the Directors shall have full and absolute discretion to declare and pay dividends:

(i) to the holders of Class "A" Common shares only; or

(ii) to the holders of Class "B" Common shares only; or

(iii) of differing amounts, per share to the holders of Class "A" Common shares and the holders of Class "B" Common shares;

provided that within each class of shares, all dividends shall be paid to the shareholders in proportion to the number of shares held by them.

SCHEDULE "B"

1. The right to transfer the Corporation's shares is restricted.

2. The number of the Corporation's shareholders, exclusive of

(i) persons who are in its employment or that of an affiliate, and

(ii) persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after the termination of that employment, is limited to not more than fifty (50) persons, two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

3. Any invitation to the public to subscribe for the Corporation's securities is prohibited.